SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K

Current Report

Dated April 1, 2010

of

ZALE CORPORATION

A Delaware Corporation
IRS Employer Identification No. 75-0675400
SEC File Number 001-04129

901 West Walnut Hill Lane
Irving, Texas  75038
(972) 580-4000

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02         Termination of Material Definitive Agreement.

          In the Form 10-Q filed by Zale Corporation (the “Company”) for the quarter ended January 31, 2010, the Company disclosed that it was expecting to receive written notice of termination from Citi Cards Canada Inc. (“Citibank”) related to the Private Label Credit Card Program Agreement, dated as of March 1, 2007 (the “Agreement”), between Citibank and Zale Canada Co., one of the Company’s wholly-owned subsidiaries.  On April 1, 2010, the subsidiary received the notice of Citibank’s intent to terminate the Agreement effective June 30, 2010. The Company has initiated discussions with other parties with respect to new customer financing arrangements to replace the Agreement when it expires.

          Under the Agreement, Citibank provides financing for the Company’s Canadian customers to purchase merchandise through private label credit cards. The Agreement also enables the Company to write credit insurance for its Canadian customers.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Zale Corporation

Dated:	April 2, 2010	By:	/s/ Matthew W. Appel
Matthew W. Appel
Executive Vice President and
Chief Financial Officer